Exhibit (h)(2)

AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement, dated as of December 16, 2024, as amended (the "Fund Administration Agreement"), is entered into by and between TORTOISE CAPITAL SERIES TRUST, a Maryland statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("Fund Services").

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Fund Administration Agreement to add the following Series of the Trust; and

●	Tortoise MLP ETF
●	Tortoise Nuclear Renaissance ETF

WHEREAS, Section 11 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that as of the close of business on the Effective Date, Exhibit A of the Fund Administration Agreement is superseded and replaced with the Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TORTOISE CAPITAL SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jeffrey Kruske	By:	/s/ Gregory Farley

Printed Name:	Jeffrey Kruske	Printed Name:	Gregory Farley

Title:	Secretary	Title:	Senior Vice President

Date:	12/2/2025	Date:	12/5/2025

Exhibit A to the

Fund Administration Servicing Agreement

Separate Series of Tortoise Capital Series Trust

Name of Series

Tortoise Electrification Infrastructure ETF (fka Tortoise Essential Energy Fund)1

Tortoise North American Pipeline Fund

Tortoise Energy Fund

Tortoise Global Water Fund

Tortoise AI Infrastructure ETF

Tortoise MLP ETF

Tortoise Nuclear Renaissance ETF

[1]	Name change effective January 1, 2026.

2